UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

HEICO Corporation
(Exact name of registrant as specified in its charter)

Florida	1-4604	65-0341002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Taft Street, Hollywood, Florida 33021
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 987-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

HEICO Corporation (the “Company”) held its Annual Meeting of Shareholders on Friday, March 22, 2013. The shareholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed February 15, 2013.

Proposal 1:    Proposal to Elect Directors

The Company’s shareholders elected all nine director nominees to serve until the next annual meeting of shareholders or until his successor is elected and qualified. The result of the vote is set forth in the table below:

Director	For	Withheld	Broker Non-Votes

Adolfo Henriques	20,165,093	171,265	3,396,331
Samuel L. Higginbottom	19,457,939	878,419	3,396,331
Mark H. Hildebrandt	20,167,052	169,306	3,396,331
Wolfgang Mayrhuber	18,747,134	1,589,224	3,396,331
Eric A. Mendelson	19,520,243	816,115	3,396,331
Laurans A. Mendelson	20,130,691	205,667	3,396,331
Victor H. Mendelson	19,517,235	819,123	3,396,331
Dr. Alan Schriesheim	20,129,941	206,417	3,396,331
Frank J. Schwitter	20,164,871	171,487	3,396,331

Proposal 2:    Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013. The result of the vote is set forth in the table below:

For	Against	Abstain

23,582,719	72,957	77,013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO CORPORATION

Date:	March 26, 2013	By:	/s/ CARLOS L. MACAU, JR.
Carlos L. Macau, Jr. Executive Vice President - Chief Financial Officer (Principal Financial Officer)